Exhibit 99.1

Columbia Sportswear Company Reports First Quarter 2025 Financial Results;
Withdraws Full Year 2025 Financial Outlook Due to Tariff Uncertainty

First Quarter 2025 Highlights
•Net sales increased 1 percent (3 percent constant-currency) to $778.5 million, compared to first quarter 2024.
•Operating income increased 4 percent to $46.5 million, or 6.0 percent of net sales, compared to first quarter 2024 operating income of $44.7 million, or 5.8 percent of net sales.
•Diluted earnings per share increased 6 percent to $0.75, compared to first quarter 2024 diluted earnings per share of $0.71.
•Exited the quarter with $658.4 million of cash, cash equivalents and short-term investments and no borrowings.
•The Company repurchased $101.4 million of common stock during the quarter.

Full Year 2025 Financial Outlook
Due to macroeconomic uncertainty stemming from global trade policies, the Company is withdrawing its full year 2025 financial outlook that was provided on February 4, 2025 and not providing a full year 2025 financial outlook at this time.

Additional disclosures and second quarter 2025 financial outlook details can be found in the Second Quarter 2025 Financial Outlook section below and the CFO Commentary and Financial Review presentation.

PORTLAND, Ore. - May 1, 2025 - Columbia Sportswear Company (NASDAQ: COLM, the "Company"), a multi-brand global leading innovator in outdoor, active and lifestyle products including apparel, footwear, accessories, and equipment, today announced first quarter 2025 financial results for the period ended March 31, 2025.

Chairman, President and Chief Executive Officer Tim Boyle commented, “I’m encouraged by our first quarter results, with net sales and earnings exceeding our guidance range. We generated healthy growth in nearly all our international markets, including double-digit percent growth in the LAAP region and high-single-digit percent constant currency growth in the EMEA region.

“In light of macro-economic uncertainty resulting from U.S. tariff increases and ambiguous public policy, we are taking decisive actions to maintain the Company’s financial strength. We have the opportunity to gain market share in the current environment.

“I believe the Columbia brand’s exceptional value is a competitive advantage. As part of our ACCELERATE Growth Strategy, we remain committed to increasing investments in demand creation to bring our new highly differentiated marketing campaign and enhanced product assortment to life this Fall.

“Our fortress balance sheet, with $658 million in cash and short-term investments, and no bank borrowings exiting the quarter, will enable us to confidently weather turbulent periods and manage the business to drive long-term market share gains. We are committed to investing in our strategic priorities to:
•accelerate profitable growth;

•create iconic products that are differentiated, functional and innovative;
•drive brand engagement through increased, focused demand creation investments;
•enhance consumer experiences by investing in capabilities to delight and retain consumers;
•amplify marketplace excellence, with digitally-led, omni-channel, global distribution; and
•empower talent that is driven by our core values, through a diverse and inclusive workforce."

CFO's Commentary and Financial Review Presentation Available Online

For a detailed review of the Company's first quarter 2025 financial results, please refer to the CFO Commentary and Financial Review presentation furnished to the Securities and Exchange Commission (the "SEC") on a Current Report on Form 8-K and published on the Investor Relations section of the Company's website at http://investor.columbia.com/financial-results at approximately 4:15 p.m. ET today. Analysts and investors are encouraged to review this commentary prior to participating in our conference call.

ACCELERATE Growth Strategy
ACCELERATE is a growth strategy intended to elevate the Columbia brand to attract younger and more active consumers. It is a multi-year effort centered around several consumer-centric shifts to our brand, product and marketplace strategies, as well as enhanced ways of working. For more information on the ACCELERATE Growth Strategy, please refer to the CFO Commentary and Financial Review presentation.

First Quarter 2025 Financial Results
(All comparisons are between first quarter 2025 and first quarter 2024, unless otherwise noted.)

Net sales increased 1 percent (3 percent constant-currency) to $778.5 million from $770.0 million for the comparable period in 2024. The increase was led by the Latin America, Asia Pacific ("LAAP") and Europe, Middle East and Africa ("EMEA") regions, partially offset by declines in Canada and the United States ("U.S.").

Gross margin expanded 30 basis points to 50.9 percent of net sales from 50.6 percent of net sales for the comparable period in 2024. Gross margin expansion reflected several factors including lower outbound shipping expenses, higher closeout margins and favorable Spring 2025 product input costs, partially offset by unfavorable FX hedging rates.

SG&A expenses were $354.5 million, or 45.5 percent of net sales, compared to $349.3 million, or 45.4 percent of net sales, for the comparable period in 2024. The largest changes in SG&A expenses were higher direct-to-consumer ("DTC") and demand creation expenses, partially offset by lower supply chain expenses.

Operating income increased 4 percent to $46.5 million, or 6.0 percent of net sales, compared to operating income of $44.7 million, or 5.8 percent of net sales, for the comparable period in 2024.

Interest income, net of $6.8 million, compared to $9.2 million for the comparable period in 2024.

Income tax expense of $12.6 million resulted in an effective income tax rate of 23.0 percent, compared to income tax expense of $11.8 million, or an effective income tax rate of 21.9 percent, for the comparable period in 2024.

Net income was relatively flat at $42.2 million, or $0.75 per diluted share, compared to net income of $42.3 million, or $0.71 per diluted share, for the comparable period in 2024.

Balance Sheet as of March 31, 2025

Cash, cash equivalents, and short-term investments totaled $658.4 million, compared to $787.7 million as of March 31, 2024.

The Company had no borrowings as of either March 31, 2025 or March 31, 2024.

Inventories increased 3 percent to $623.7 million, compared to $607.4 million as of March 31, 2024.

Cash Flow for the Three Months Ended March 31, 2025

Net cash used in operating activities was $32.0 million, compared to net cash provided by operating activities of $106.8 million for the same period in 2024.

Capital expenditures totaled $15.6 million, compared to $14.8 million for the same period in 2024.

Share Repurchases for the Three Months Ended March 31, 2025

The Company repurchased 1,251,784 shares of common stock for an aggregate of $101.4 million, or an average price per share of $81.03.

At March 31, 2025, $526.1 million remained available under our stock repurchase authorization, which does not obligate the Company to acquire any specific number of shares or to acquire shares over any specified period of time.

Quarterly Cash Dividend

The Board of Directors approved a regular quarterly cash dividend of $0.30 per share, payable on June 5, 2025 to shareholders of record on May 22, 2025.

Full Year 2025 Financial Outlook

(Additional financial outlook details can be found in the CFO Commentary and Financial Review presentation.)

Due to macroeconomic uncertainty stemming from global trade policies, the Company is withdrawing its full year 2025 financial outlook that was provided on February 4, 2025 and is not providing a full year 2025 financial outlook at this time.

Second Quarter 2025 Financial Outlook
The Company's Second Quarter 2025 Financial Outlook is forward-looking in nature, and the following forward-looking statement reflects our expectations as of May 1, 2025 and is subject to significant risks and business uncertainties, including those factors described under “Forward-Looking Statements” below. These risks and uncertainties limit our ability to accurately forecast results. The Company's Second Quarter 2025 Financial Outlook reflects U.S. tariff rates in place on May 1, 2025.

•Net sales are expected to be $575 to $600 million, representing growth of 1 to 5 percent from $570.2 million for the comparable period in 2024.

Conference Call

The Company will hold its first quarter 2025 conference call at 5:00 p.m. ET today. Dial (888) 506-0062 to participate. The call will also be webcast live on the Investor Relations section of the Company's website at https://investor.columbia.com.

Second Quarter 2025 Reporting Date

The Company plans to report second quarter 2025 financial results on Thursday, July 31, 2025 at approximately 4:00 p.m. ET.

Supplemental Financial Information

Since Columbia Sportswear Company is a global company, the comparability of its operating results reported in United States dollars is affected by foreign currency exchange rate fluctuations because the underlying currencies in which it transacts change in value over time compared to the United States dollar. To supplement financial information reported in accordance with GAAP, the Company discloses constant-currency net sales information, which is a non-GAAP financial measure, to provide a framework to assess how the business performed excluding the effects of changes in the exchange rates used to translate net sales generated in foreign currencies into United States dollars. The Company calculates constant-currency net sales by translating net sales in foreign currencies for the current period into United States dollars at the average exchange rates that were in effect during the comparable period of the prior year. Management believes that this non-GAAP financial measure reflects an additional and useful way of viewing an aspect of our operations that, when viewed in conjunction with our GAAP results, provides a more comprehensive understanding of our business and operations. In particular, investors may find the non-GAAP financial measure useful by reviewing our net sales results without the volatility in foreign currency exchange rates. This non-GAAP financial measure also facilitates management's internal comparisons to our historical net sales results and comparisons to competitors' net sales results.

The non-GAAP financial measures should be viewed in addition to, and not in lieu of or superior to, our financial measures calculated in accordance with GAAP. The Company provides a reconciliation of non-GAAP measures to the most directly comparable financial measure calculated in accordance with GAAP. See the "Reconciliation of GAAP to Non-GAAP Financial Measures" table included herein. The non-GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies.

Forward-Looking Statements
This document contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the Company’s expectations, anticipations or beliefs about the Company's ability to realize growth opportunities, drive long-term market share gains and manage expenses, financial position, marketing strategies, timing and payment of dividends, and second quarter 2025 net sales. Forward-looking statements often use words such as "will," "anticipate," "estimate," "expect," "should," "may," "plan" and other words and terms of similar meaning or reference future dates. The Company's expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis; however, each forward-looking statement involves a number of risks and uncertainties, including those set forth in this document, those described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors," and those that have been or may be described in other reports filed by the Company, including reports on Form 8-K. Potential risks and uncertainties that may affect our future revenues, earnings and performance and could cause the actual results of operations or financial condition of the Company to differ materially from the anticipated results expressed or implied by forward-looking statements in this document include: loss of key customer accounts; our ability to execute our ACCELERATE Growth Strategy; our ability to execute and realize cost savings related to our Profit Improvement Plan; our ability to effectively execute our business strategies, including initiatives to upgrade our business processes and information technology (“IT”) systems and investments in our DTC businesses; our ability to maintain the strength and security of our IT systems; the effects of unseasonable weather, including global climate change; the seasonality of our business and timing of orders; trends affecting consumer spending, including changes in the level of consumer spending, and retail traffic patterns; unfavorable economic conditions generally; the financial health of our customers and retailer consolidation; higher than expected rates of order cancellations; changes affecting consumer demand and preferences and fashion trends; changes in international, federal or state tax, labor and other laws and regulations that affect our business, including changes in corporate tax rates, tariffs, international trade policy and geopolitical tensions, or increasing wage rates; our ability to attract and retain key personnel; risks inherent in doing business in foreign markets, including fluctuations in currency exchange rates, global credit market conditions, changes in global regulation and economic and political conditions and disease outbreaks; volatility in global production and transportation costs and capacity and timing; our ability to effectively manage our inventory and our wholesale customer’s to manage their inventories; our dependence on third-party manufacturers and suppliers and our ability to source at competitive prices from them or at all; the effectiveness of our sales and marketing efforts; business disruptions and acts of terrorism, cyber-attacks or military activities around the globe; intense competition in the industry; our ability to establish and protect our intellectual property; and our ability to develop innovative products. The Company cautions that forward-looking statements are inherently less reliable than historical information. The Company does not undertake any duty to update any of the forward-looking statements after the date of this document to conform them to actual results or to reflect changes in events, circumstances or its expectations. New factors emerge from time to time and it is not possible for the Company to predict or assess the effects of all such factors or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

About Columbia Sportswear Company

Columbia Sportswear Company connects active people with their passions and is a global multi-brand leading innovator in outdoor, active and lifestyle products including apparel, footwear, accessories, and equipment. Founded in 1938 in Portland, Oregon, the Company's brands are sold in more than 110 countries. In addition to the Columbia® brand, Columbia Sportswear Company also owns the Mountain Hard Wear®, SOREL® and prAna® brands. To learn more, please visit the Company's websites at www.columbia.com, www.mountainhardwear.com, www.sorel.com, and www.prana.com.

Contact:
Andrew Burns, CFA
Vice President of Investor Relations and Strategic Planning
Columbia Sportswear Company
(503) 985-4112
investorrelations@columbia.com

- Financial tables follow -

COLUMBIA SPORTSWEAR COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of March 31,
(in thousands)	2025	2024
ASSETS
Current Assets:
Cash and cash equivalents	$323,339	$418,462
Short-term investments	335,076	369,270
Accounts receivable, net	387,850	366,375
Inventories	623,700	607,373
Prepaid expenses and other current assets	71,371	84,738
Total current assets	1,741,336	1,846,218
Property, plant and equipment, net	282,605	277,947
Operating lease right-of-use assets	408,048	361,103
Intangible assets, net	79,221	79,496
Goodwill	26,694	26,694
Deferred income taxes	104,747	100,162
Other non-current assets	64,764	70,611
Total assets	$2,707,415	$2,762,231
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$268,504	$150,131
Accrued liabilities	205,328	216,903
Operating lease liabilities	76,314	71,550
Income taxes payable	8,637	8,722
Total current liabilities	558,783	447,306
Non-current operating lease liabilities	380,562	340,310
Income taxes payable	14,052	26,262
Deferred income taxes	320	—
Other long-term liabilities	43,931	38,910
Total liabilities	997,648	852,788
Total shareholders' equity	1,709,767	1,909,443
Total liabilities and shareholders' equity	$2,707,415	$2,762,231

COLUMBIA SPORTSWEAR COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
(In thousands, except per share amounts)	2025	2024
Net sales	$778,452	$769,982
Cost of sales	382,395	380,423
Gross profit	396,057	389,559
Gross margin	50.9%	50.6%

Selling, general and administrative expenses	354,471	349,270
Net licensing income	4,922	4,392
Operating income	46,508	44,681
Interest income, net	6,817	9,197
Other non-operating income, net	1,551	271
Income before income tax	54,876	54,149
Income tax expense	12,628	11,849
Net income	$42,248	$42,300

Earnings per share:
Basic	$0.76	$0.71
Diluted	$0.75	$0.71
Weighted average shares outstanding:
Basic	55,734	59,823
Diluted	55,983	59,998

COLUMBIA SPORTSWEAR COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
(in thousands)	2025	2024
Cash flows from operating activities:
Net income	$42,248	$42,300
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	13,465	15,070
Non-cash lease expense	20,921	18,603
Provision for uncollectible accounts receivable	763	1,033
Deferred income taxes	2,658	1,232
Share-based compensation	5,224	5,644
Other, net	(2,385)	(4,198)
Changes in operating assets and liabilities:
Accounts receivable	33,254	50,409
Inventories	71,634	131,721
Prepaid expenses and other current assets	7,868	(511)
Other assets	4,252	(2,055)
Accounts payable	(117,346)	(77,004)
Accrued liabilities	(71,010)	(49,050)
Income taxes payable	(22,227)	(8,128)
Operating lease assets and liabilities	(21,609)	(18,410)
Other liabilities	252	117
Net cash provided by (used in) operating activities	(32,038)	106,773
Cash flows from investing activities:
Purchases of short-term investments	(152,779)	(58,974)
Sales and maturities of short-term investments	106,913	110,878
Capital expenditures	(15,565)	(14,795)
Net cash provided by (used in) investing activities	(61,431)	37,109
Cash flows from financing activities:
Proceeds from issuance of common stock related to share-based compensation	4,931	1,106
Tax payments related to share-based compensation	(5,550)	(4,354)
Repurchase of common stock	(101,430)	(50,168)
Cash dividends paid	(16,600)	(17,927)
Net cash used in financing activities	(118,649)	(71,343)
Net effect of exchange rate changes on cash	3,588	(4,396)
Net increase (decrease) in cash and cash equivalents	(208,530)	68,143
Cash and cash equivalents, beginning of period	531,869	350,319
Cash and cash equivalents, end of period	$323,339	$418,462
Supplemental disclosures of cash flow information:
Cash paid during the year for income taxes	$35,832	$29,070
Supplemental disclosures of non-cash investing and financing activities:
Property, plant and equipment acquired through increase in liabilities	$8,712	$3,492

COLUMBIA SPORTSWEAR COMPANY
Reconciliation of GAAP to Non-GAAP Financial Measures
Net Sales Growth - Constant-currency Basis
(Unaudited)

	Three Months Ended March 31,
	Reported Net Sales	Adjust for Foreign Currency	Constant-currency Net Sales	Reported Net Sales	Reported Net Sales	Constant-currency Net Sales
(In thousands, except percentage changes)	2025	Translation	2025(1)	2024	% Change	% Change(1)
Geographical Net Sales:
United States	$471,181	$—	$471,181	$474,406	(1)%	(1)%
Latin America and Asia Pacific	152,210	5,263	157,473	138,646	10%	14%
Europe, Middle East and Africa	107,480	4,438	111,918	104,520	3%	7%
Canada	47,581	3,590	51,171	52,410	(9)%	(2)%
Total	$778,452	$13,291	$791,743	$769,982	1%	3%

Brand Net Sales:
Columbia	$683,121	$12,470	$695,591	$663,965	3%	5%
SOREL	42,205	515	42,720	45,660	(8)%	(6)%
prAna	28,114	8	28,122	31,298	(10)%	(10)%
Mountain Hardwear	25,012	298	25,310	29,059	(14)%	(13)%
Total	$778,452	$13,291	$791,743	$769,982	1%	3%

Product Category Net Sales:
Apparel, Accessories and Equipment	$628,820	$10,312	$639,132	$619,054	2%	3%
Footwear	149,632	2,979	152,611	150,928	(1)%	1%
Total	$778,452	$13,291	$791,743	$769,982	1%	3%

Channel Net Sales:
Wholesale	$399,769	$6,421	$406,190	$390,897	2%	4%
DTC	378,683	6,870	385,553	379,085	—%	2%
Total	$778,452	$13,291	$791,743	$769,982	1%	3%
(1) Constant-currency net sales is a non-GAAP financial measure. See “Supplemental Financial Information” above for further information.